Exhibit 10.20
UL INC.
LONG-TERM INCENTIVE PLAN
EMPLOYEE AWARD AGREEMENT
(CASH STOCK APPRECIATION RIGHTS)
UL Inc. (the “Company”) hereby grants to the employee referenced in the electronic grant statement (the “Employee”), an employee of the Company or an Affiliate, pursuant to Section 2.1 of the UL Inc. Long-Term Incentive Plan (the “Plan”), an award consisting of Cash Stock Appreciation Rights. The Award Date, Base Price, and number of Cash Stock Appreciation Rights (“CSARs”) are provided in the Employee’s electronic grant statement and incorporated into this Agreement. Capitalized terms not defined herein have the respective meanings specified in the Plan.
1.    Award Subject to Acceptance of Agreement. This Award must be electronically accepted by the Employee. If the Employee fails to accept this Award within six (6) months of the Award Date, this Award shall be null and void.
2.    Time and Manner of Vesting and Payment of Awards.
2.1.    Time-Based Vesting. (a) Except as otherwise provided in this Section and Sections 2.2 and 2.7, the CSARs subject to this Award shall become fully vested and exercisable on the third anniversary of the Award Date, and shall remain exercisable until and including the applicable Expiration Date, provided that the Employee remains continuously employed with an Employer from the Award Date through such date.
(b)    If the Employee’s employment with all Employers terminates by reason of the Employee’s Retirement six (6) months or more after the Award Date, but prior to the third anniversary of the Award Date, then for purposes of paragraph 2.1(a), such Employee shall be treated as continuing employment with an Employer for purposes of determining vesting, and this Award will continue to vest and be exercisable until and including the applicable Expiration Date. If the Employee’s employment with all Employers terminates by reason of the Employee’s Retirement after the third anniversary of the Award Date, this Award will continue to be exercisable during an Exercise Window until and including the applicable Expiration Date. If the Employee’s employment with all Employers terminates by reason of the Employee’s Retirement earlier than six (6) months after the Award Date, the CSARs under this Award shall be forfeited as of the date of termination.
(c)    If the Employee’s employment with all Employers terminates by reason of the Employee’s Early Retirement after the first anniversary of Award Date, but prior to the third anniversary of the Award Date, then for purposes of paragraph 2.1(a), the Employee shall be vested in a prorated portion of the CSAR Award equal to one-third (1/3) of the CSARs under this Award, if the Employee’s Early Retirement occurs on or after the first anniversary of the Award Date, and two-thirds (2/3) of the CSARs under this Award, if the Employee’s Early Retirement occurs on or after the second anniversary of Award Date, and the Employee may exercise the vested portion of the CSARs under this Award during an Exercise Window following the date of the Employee’s Early Retirement until and including the applicable Expiration Date. If the Employee’s employment with all Employers terminates by reason of the Employee’s Early

Retirement after the third anniversary of the Award Date, this Award will continue to be exercisable until and including the applicable Expiration Date. If the Employee’s employment with all Employers terminates by reason of the Employee’s Early Retirement earlier than the first anniversary of the Award Date, the CSARs under this Award shall be forfeited as of the date of termination.
(d)    If the Employee’s employment with all Employers terminates by reason of the Employee’s Disability or death prior to the third anniversary of the Award Date, the full number of CSARs subject to this Award shall become vested and exercisable as of the date of such termination and shall remain vested and exercisable until and including the applicable Expiration Date.
(e)    If the Employee’s employment with all Employers terminates for any reason other than the Employee’s Disability, death, Retirement, or Early Retirement, or after the third anniversary of the Award Date, the number of vested CSARs subject to this Award shall remain vested and exercisable until and including the applicable Expiration Date.
(f)    If the Employee’s employment with all Employers terminates for any reason other than the Employee’s Disability, death, Retirement, or Early Retirement, prior to the third anniversary of the Award Date, any CSARs that are unvested as of the date of termination shall be forfeited as of such date, and the Employee shall have no entitlement to any payment with respect thereto.
(g)    Notwithstanding anything in this Section to the contrary, if the Employee’s employment with an Employer terminates for Cause at any time, all CSARs, including vested CSARs, shall be forfeited as of such date, and the Employee shall have no entitlement to any payment with respect thereto.
2.2.    Expiration Date. The Expiration Date of the CSARs under this Award shall be the earliest of (i) the seventh (7th) anniversary of the Award Date, (ii) the third anniversary of the Employee’s Retirement or Early Retirement (for the portion of the Award that was vested prior to Early Retirement), or (iii) the first Exercise Date next following the Employee’s termination of employment due to death, Disability, Early Retirement (for the portion of the Award that became partially vested upon Early Retirement), or any other reason (except Cause).
2.3.    Non-Disclosure, Non-Solicitation, and Non-Competition Forfeiture. Notwithstanding anything to the contrary in Section 2.1, in the event that the Employee (i) uses, discloses or takes any action which may result in the use or disclosure of any confidential information (as defined herein) during the Employee’s employment or thereafter, except as required to perform his or her responsibilities for the Employee’s Employer, to comply with law or regulation, or as authorized in writing in advance by the Employee’s Employer, (ii) engages in activity that, in the sole judgment of the Committee, violates any non-competition agreement or policy applicable to such Employee, or (iii) directly or indirectly induces, solicits or attempts to persuade any employee of the Company or its Affiliates to terminate his or her employment with the Company or its Affiliates in order to enter into any employment relationship with, or perform services in any capacity for, any other business entity during the period of the Employee’s employment or within one year thereafter, whether or not such entity is engaged in a business competitive with the Company or its Affiliates, upon written notice to the Employee by the Committee, (a) all obligations of an Employer to make any payment with respect to any portion of this Award shall terminate automatically upon the date that such written notice was sent to the Employee by the Committee, including but not limited to CSARs that have been exercised but not yet settled as of the date of such written notice; (b) all unvested CSARs shall be forfeited as of the date of such written notice and all the Employer’s obligations under this Award to make any payments to the Employee with respect to any such unvested CSARs shall cease; and (c) the Employee shall promptly reimburse the Employer for all payments previously made to the Employee under this Award with respect to any CSARs exercised within the six (6) month period prior to such written notice. Further, the Employee agrees that the Company shall have the right to require the Employee to repay any and all amounts paid to the Employee pursuant to his or her exercise of the CSARs subject to this Award to the extent the Committee, in its sole discretion, determines that amounts paid to the Employee were based on a determination of Fair Market Value that was artificially inflated due to events or actions resulting in a financial restatement. As used herein, “confidential information” shall mean confidential and proprietary information of the Company, its Affiliates and, in certain situations, certain third parties who provide information to the Company subject to confidentiality and non-use restrictions, including, but not limited to, actual and prospective client lists and pricing information, business plans, programs and tactics, research and development information, and personnel information.
2.4.    Exercise of Vested Awards. (a) Subject to the limitations set forth in this Agreement and the Plan, any vested CSAR represented by this Award may be exercised prior to the Expiration Date by executing and delivering to the Company during an Exercise Window a written or electronic notice of exercise and any other documents as the Committee may reasonably request. Vested CSARs for which an exercise notice has been delivered during an Exercise Window shall be exercised as of the Valuation Date coincident with or next following the date of such written or electronic notice (or, if permitted by the Committee, as of a date during a specified period immediately following a Valuation Date), provided, however, that the number of CSARs that may be exercised on any Exercise Date shall be limited as set forth in paragraph 2.4(b) below. Upon exercise of any vested CSAR, the Employer shall pay to the Employee an amount in cash equal to the excess of the Fair Market Value of one share of Common Stock as of the Exercise Date over the Base Price per share set forth on the Employee’s electronic grant statement, multiplied by the number of CSARs under this Award that the Employee is exercising. Subject to the terms of the Plan and this Agreement, any such payment shall be made in cash as soon as practicable after the Exercise Date. The Employee shall not be entitled to any earnings on the value of the amount payable for the period between the Exercise Date or the date of vesting, as the case may be, and the receipt of such payment.
(b)    The total number of CSARs that may be exercised by all holders of vested CSARs may not exceed the Exercise Limit. If the number of CSARs that may be exercised by all holders of vested CSARs who have delivered a written or electronic notice of exercise with respect to an Exercise Date during an Exercise Window would otherwise exceed the Exercise Limit, those CSARs for which exercise notice has been delivered as of such Exercise Date with the earliest grant date shall be deemed exercised first. In the event that, as of an Exercise Date, the Exercise Limit is applicable to a group of CSARs with the same grant date, the number of CSARs deemed exercised hereunder shall be equal to the number of CSARs for which the Employee provided notice of exercise multiplied by a fraction, the numerator of which is the number of CSARs for which an exercise notice was given by the Employee and the denominator of which is the total number of CSARs for which an exercise notice was given by all holders of vested CSARs as of such Exercise Date.
(c)    If the Employee is unable to exercise vested CSARs in any year due to the Exercise Limit of paragraph 2.4(b) and the Expiration Date would occur for any of such vested CSARs before the next Valuation Date, the Expiration Date for such vested CSARs automatically will be extended until the next following Valuation Date.
2.5.    Nontransferability of Award. This Award may not be transferred by the Employee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee. Except to the extent permitted by the foregoing, this Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of this Award, this Award and all rights hereunder shall immediately become null and void.
2.6.    Withholding Taxes. The Employer shall have the right to deduct from all amounts paid pursuant to this Award any taxes required by law to be withheld with respect to the CSARs awarded or the payments made hereunder.
2.7.    Change in Control. Notwithstanding anything in this Agreement to the contrary, upon the consummation of a Change in Control, the rights of the Employee under this Agreement shall be governed by Section 4.7 of the Plan, as the case may be.
2.8.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
3.    Miscellaneous Provisions.
3.1.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Employer and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement. The obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger, consolidation or otherwise, and in the event of a sale of the Company or any business combination or transaction that results in the transfer of all or substantially all of the assets or business of the Company or a parent company, the Company will cause the transferee to assume the obligations of the Company under this Agreement.

3.2.    Change of Employment. If the Employee’s employment shall be transferred from an Employer to another Affiliate (whether or not an Employer), such transfer shall not be treated as a termination of employment hereunder or a break in the Employee’s Years of Employment, unless and until the Employee ceases to be employed by the Company and its Affiliates.
3.3.    No Guarantee of Employment. Employee acknowledges that employment with Employer is at-will, meaning either Employee or Employer can terminate the employment relationship at any time for any reason, with or without cause or notice. Nothing in this Agreement or the Plan creates a contract of employment or alters the at-will employment relationship.
3.4.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Employer or the Committee, to Human Resources, Attention: Compensation and if to the Employee, to Employee’s last-known address on the Employer’s records. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by certified mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by certified mail or express courier service; provided, however, that if a notice, request or other communication sent to the Employer is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Employer.
3.5.    Entire Agreement / Governing Law. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Employer and the Employee with respect to the subject matter hereof. This Agreement, this Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
3.6.    Section 409A. Amounts payable pursuant to this Award are intended to be exempt from section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the maximum extent possible, pursuant to the stock right exemption described in Treasury Regulation §1.409A-1(b)(5), and the Plan and this Agreement shall be interpreted and construed consistently with such intent. To the extent any amount payable pursuant to this Award constitutes nonqualified deferred compensation within the meaning of, and subject to, section 409A of the Code, then, with respect to such portion of this Award, (A) the Plan and this Agreement are intended to comply with the requirements of section 409A of the Code, and shall be interpreted and construed consistently with such intent, (B) all references in the Plan and this Agreement to the Employee’s termination of employment shall mean the Employee’s separation from service within the meaning of section 409A of the Code and Treasury regulations promulgated thereunder, and (C) notwithstanding anything in the Plan or this Agreement to the contrary, any amount that is payable upon the Employee’s separation from service that would be payable prior to the six-month anniversary of such separation from service shall, to the extent necessary to comply with section 409A of the Code, be delayed until the earlier to occur of (x) the first business day following the six-month anniversary of such separation and (y) the date of the Employee’s death. In the event the terms of the Plan or this Agreement would subject the Employee to taxes under section 409A of the Code (“409A Penalties”), the Company and the Employee shall cooperate diligently to amend the terms of the Plan or this Agreement, as applicable, to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under the Plan or this Agreement.
3.7.    Clawback Policy. Notwithstanding any provision in the Plan or in this Agreement to the contrary, all Awards under the Plan and this Agreement shall be subject to the Underwriters Laboratories Inc. Clawback Policy established by the Company and incorporated by reference into the Plan and this Agreement, as may be amended from time to time.